                                                                 Exhibit (j)(2)

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information in the Post-Effective Amendment
Number 55 to the Registration Statement (Form N-1A No. 33-4806), and to the incorporation by reference therein of our report dated September 11, 2001 on the Financial Statements of The Galaxy Fund (comprising, Galaxy Prime Reserves, Galaxy Tax-Exempt Reserves and Galaxy Government Reserves) included in its Annual Report to shareholders for the year ended July 31, 2001.

                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 21, 2001